Valeritas Wins Fourth Consecutive Cardinal Health
Supply Chain Excellence Award

BRIDGEWATER, New Jersey, October 11, 2017 --- Valeritas Holdings, Inc. (NASDAQ: VLRX) announced today that it has been awarded a Cardinal Health Supply Chain Excellence Award for the fourth consecutive year. The award was presented at Cardinal Health, Inc.’s annual Business Partners Conference in Columbus, Ohio.

The Company also announced today that Valeritas will continue its participation on the Cardinal Health Supplier Advisory Board and Kathy Lang, Senior Director, Trade Relations at Valeritas, will once again serve as manufacturer co-chair of the Board. The Cardinal Health Supplier Advisory Board is comprised of ten core members who make recommendations to Cardinal Health to improve supplier relations and maintain high standards of achievement.

Cardinal Health, Inc. is a global, integrated healthcare services and products company, providing customized solutions for hospitals, health systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. Candidates for the Cardinal Health Supply Chain Excellence Award were judged across a variety of metrics specifically targeted at the importance of developing collaborative relationships with manufacturers and providing exceptional service to every one of Cardinal Health's valued business partners. Cardinal Health uses ten metrics to measure a manufacturer’s performance throughout the year and presents manufacturers who earn 120 out of the total 150 points possible with a Supply Chain Excellence Award.

John Timberlake, President and Chief Executive Officer of Valeritas, said, “We are thrilled to be recognized by Cardinal Health again. This award, together with our continued presence on the Cardinal Health Supplier Advisory Board, is evidence of our unwavering commitment to partnering with suppliers and distributors to ensure V-Go users have easy and dependable access to the V-Go Wearable Insulin Delivery device.”

About Valeritas

Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, wearable, basal-bolus insulin delivery device for patients with type 2 diabetes that enables patients to administer a continuous preset basal rate of insulin over 24 hours. It also provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Shrewsbury, Massachusetts. For more information, please visit www.valeritas.com.

Forward Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
610-368-6505
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
(206) 451-4823
pr@valeritas.com